                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                     /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       MEDIALINK WORLDWIDE INCORPORATED
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                        MEDIALINK WORLDWIDE INCORPORATED
                                708 THIRD AVENUE
                            NEW YORK, NEW YORK 10017

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 3, 1997

To Medialink Worldwide Incorporated Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Medialink Worldwide Incorporated (the 'Company') will be held on September 3, 1997, at 9:30 a.m., Eastern Standard Time, at the Hotel Inter-Continental, 111 East 48th Street, New York, NY 10017 (the 'Meeting'), for the following purposes, all as more fully described in the accompanying Proxy Statement:

          1. To elect two directors to serve for a three-year term expiring at the annual meeting in 2000 and until their successors are elected and qualified;

          2. To consider and vote upon a proposal to amend the Company's Amended and Restated Stock Option Plan to increase by 500,000 the number of shares of Common Stock reserved for issuance thereunder;

          3. To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 1997; and

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on July 8, 1997 will be entitled to receive notice of and to vote at the meeting. A complete list of stockholders entitled to vote at the Meeting will be maintained at the offices of the Company for a period of at least ten days prior to the Meeting.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD, READ THE ACCOMPANYING PROXY STATEMENT AND THEN COMPLETE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE AS SOON AS POSSIBLE, SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

                                          By Order of the Board of Directors,


                                          J. GRAEME MCWHIRTER
                                          Chief Financial Officer,
                                          Executive Vice President and Assistant
                                          Secretary

Dated: July 15, 1997

                        MEDIALINK WORLDWIDE INCORPORATED
                                708 THIRD AVENUE
                            NEW YORK, NEW YORK 10017


                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 3, 1997

                            ------------------------

     This Proxy Statement is furnished to stockholders of Medialink Worldwide Incorporated, a Delaware corporation (the 'Company' or 'Medialink'), in connection with the solicitation by the Board of Directors of the Company of proxies for use at its Annual Meeting of Stockholders and any adjournments thereof (the 'Meeting'). The Meeting is scheduled to be held on September 3, 1997, at 9:30 a.m., Eastern Standard Time, at the Hotel Inter-Continental, 111 East 48th Street, New York, NY 10017.

                                  INTRODUCTION

     The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company in connection with the Meeting to be held at the Hotel Inter-Continental, 111 East 48th Street, New York, NY 10017, on September 3, 1997, at 9:30 a.m., Eastern Standard Time, or any adjournment or adjournments thereof. This Proxy Statement and the accompanying proxy will first be sent to stockholders on or about July 15, 1997.

     At the Meeting, stockholders will be asked to vote upon: (1) the election of two directors; (2) the approval of a proposal to increase the number of shares of common stock reserved for issuance under the Company's Amended and Restated Stock Option Plan; (3) the ratification of the Company's independent accountants; and (4) such other business as may properly come before the Meeting and at any adjournments thereof.

     Each proxy executed and returned by a stockholder may be revoked at any time thereafter by written revocation, by execution of a written proxy bearing a later date or by attending the Meeting and voting in person. No such revocation will be effective, however, with respect to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy. Where instructions are indicated, proxies will be voted in accordance therewith. Where no instructions are indicated, proxies will be voted for the election of the nominees for director set forth herein and for the other proposals.

     The Board of Directors has fixed July 8, 1997 as the record date (the 'Record Date') for the purpose of determining the stockholders entitled to notice of and to vote at the Meeting. As of such date, there were issued and outstanding and entitled to vote 5,128,170 shares of Common Stock, each such share being entitled to one vote. A quorum of the stockholders, present in person or by proxy, consists of the holders of a majority of the outstanding shares.

     The cost of solicitation of proxies will be borne by the Company. The Board of Directors may use the services of the individual directors, officers and other regular employees of the Company to solicit proxies personally or by telephone or facsimile and may request brokers, fiduciaries, custodians and nominees to send proxies, Proxy Statements and other material to their principals and reimburse them for their out-of-pocket expenses.

                       PROPOSAL 1: ELECTION OF DIRECTORS

     The Company's Amended and Restated Certificate of Incorporation provides for a classified Board of Directors consisting of three classes of directors with staggered three-year terms. The Board currently consists of eight persons. The class whose term of office expires at the Meeting currently consists of two directors. The directors elected to this class will serve for a term of three years, expiring at the 2000 annual meeting of stockholders and until their successors have been duly elected and qualified. The nominees listed below are currently directors of the Company. If this proposal is approved, the Board will consist of seven persons, with two classes consisting of two directors each and the third class consisting of three directors.

     Unless a contrary direction is indicated, it is intended that proxies received will be voted for the election of directors of the two nominees to serve for three-year terms expiring at the 2000 annual meeting, until their successors are elected and qualified. In the event either nominee for director declines or is unable to serve, the proxies may be voted for a substitute nominee selected by the Board of Directors. The Board of Directors expects that each nominee will serve if elected.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR BOTH NOMINEES.

Nominees for director for three-year terms ending in 2000:

                                                                                                       SERVED AS
NAME                            POSITION WITH THE COMPANY OR PRINCIPAL OCCUPATION                    DIRECTOR FROM
------------------------------  -----------------------------------------------------------------------------------
Paul Sagan....................  Member of the Board of VDOnet Corporation                                 1996
James J. O'Neill..............  Private Financial Consultant                                              1994

Continuing director for term ending upon the 1998 annual meeting of stockholders:

                                                                                                       SERVED AS
NAME                            POSITION WITH THE COMPANY OR PRINCIPAL OCCUPATION                    DIRECTOR FROM
------------------------------  -----------------------------------------------------------------------------------
Theodore Wm. Tashlik..........  Member of Tashlik, Kreutzer & Goldwyn P.C., a law firm                    1992
David Davis...................  Senior Vice President/International of the Company                        1992


Continuing director for term ending upon the 1999 annual meeting of stockholders:

                                                                                                       SERVED AS
NAME                            POSITION WITH THE COMPANY OR PRINCIPAL OCCUPATION                    DIRECTOR FROM
------------------------------  -----------------------------------------------------------------------------------
Donald Kimelman...............  Manager of Venture Funds of the Pew Charitable Trust                      1987
Laurence Moskowitz............  Chairman, President and Chief Executive Officer of the Company            1986
Harold Finelt.................  Vice President of American Research & Development, a private venture      1987
                                  capital firm

EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth certain information with respect to the executive officers and directors of the Company, including the nominees for election as director, as of July 8, 1997:

NAME                                                 POSITION
---------------------------------------------------  ---------------------------------------------------
Laurence Moskowitz.................................  Chairman of the Board, President and Chief
                                                       Executive Officer
J. Graeme McWhirter................................  Executive Vice President, Chief Financial Officer
                                                       and Assistant Secretary
David Davis........................................  Senior Vice President/International, Director
Nicholas F. Peters.................................  Senior Vice President/Operations
Mark Manoff........................................  Senior Vice President/Sales
Richard Frisch.....................................  Senior Vice President/President and Executive
                                                       Officer of the Medialink MCT Division
Mark Weiner........................................  Vice President/Research and Media Relations
Mary Buhay.........................................  Vice President/Sales and Special Services
Harold Finelt......................................  Director
Donald Kimelman....................................  Director
James J. O'Neill...................................  Director
Gerald P. Rodeen...................................  Director
Paul Sagan.........................................  Director
Theodore Wm. Tashlik...............................  Director

     Laurence Moskowitz, 45, the founder of Medialink, has served as Chairman, President and Chief Executive Officer of the Company since its inception in 1986. He began his professional career as a reporter for United Press International in Pittsburgh before being promoted to an editor for UPI in Philadelphia. In 1976 Mr. Moskowitz founded Mediawire, a Philadelphia-based regional public relations newswire which was merged into PR Newswire, a unit of United News & Media plc, where he was Vice President until leaving to form

Medialink.

     J. Graeme McWhirter, 41, a co-founder of Medialink has served as Chief Financial Officer since 1986 and has been Executive Vice President since 1992. From 1984 to 1988, Mr. McWhirter was Executive Vice President and Chief Financial Officer of Commonwealth Realty Trust, a publicly quoted Real Estate Investment Trust. From 1976 to 1984, Mr. McWhirter was with KPMG Peat Marwick LLP in London and Philadelphia as a manager.

     David Davis, 60, has been a member of Medialink's Board of Directors since September 1992 and in 1996 became Senior Vice President/International. From September 1992 to November 28, 1996, The Davis Partnership, a partnership beneficially owned by Mr. Davis, served as a consultant to the Company. From 1968 to 1992, Mr. Davis was employed by Edelman Public Relations Worldwide. During such period, Mr. Davis was a manager responsible for Europe and Asia Pacific and served as Vice Chairman at Daniel J. Edelman, Inc. From 1951 to 1968, Mr. Davis was a journalist for Britain's national Press Association, Universal News Services (Britain's first business newswire), and the Times of London.

     Nicholas F. Peters, 45, has served as Senior Vice President/Operations since January 1996. From April 1992 to January 1996, Mr. Peters was Vice President/Operations and from October 1987 to April 1992, he was Medialink's Executive Editor and then Vice President/Sales & Marketing. From April 1983 to October 1987, Mr. Peters was a newswriter and producer at CBS News, working with Dan Rather and Charles Osgood. From May 1979 to April 1983, he was News Director at WHYY, the National Public Radio affiliate in Philadelphia. From February 1973 to May 1979, he was a newspaper reporter with the Indianapolis Star, Raleigh (N.C.) Times and Philadelphia Bulletin.

     Mark Manoff, 45, has served as Senior Vice President/Sales since January 1996. From April 1992 to January 1996, Mr. Manoff served as Vice President/Sales and from February 1989 to April 1992 he served as Vice

President/Operations. Mr. Manoff opened Medialink's Washington, D.C. office in November 1987 and served as its general manager until February 1989. Mr. Manoff was chief political correspondent for the Philadelphia Daily News from January 1979 to March 1983. Mr. Manoff served as a political consultant in New York and Washington from March 1983 to January 1986 and was an editor in the Dow Jones community newspaper group.

     Mark Weiner, 41, joined Medialink in September 1994 as Vice President/Research and Media Relations. From April 1986 to September 1992, Mr. Weiner served as a Managing Partner of PR Data. From September 1992 to September 1993, Mr. Weiner served as Senior Vice President of Copernicus: The Marketing Investment Strategy Group, a marketing and research consultancy. He was a columnist with McNaught Newspaper Syndicate after working with the staff of the New York Times News Service from 1979 to 1984.

     Richard Frisch, 40, joined Medialink in June 1997 as Senior Vice President and President and Executive Officer of the MCT Division of Medialink. From August 1995 to June 1997, Mr. Frisch was the founder and President of Corporate

TV Group, Inc. From January 1995 to July 1995, Richard Frisch was President of the Corporate Television division of Reuters New Media. From January 1991 to December 1994, Richard Frisch was Vice President of Reuters Corporate Television (formerly Visnews), producers of worldwide video communications for corporations.

     Mary Buhay, 32, has served as Vice President/Sales and Special Services since July 1996. Ms. Buhay joined Medialink in March 1993 as Sales Manager, in October 1993 she was promoted to New York Bureau Manager and in August 1995 she was appointed Associate Vice President for eastern and mid-western sales. From 1988 to 1993, Ms. Buhay held sales management positions in the news and advertising division of Radio TV Reports, a broadcast research firm owned by the Arbitron Company.

     Harold Finelt, 37, has served as a director of the Company since 1987. Mr. Finelt joined American Research & Development, a private venture capital firm, as an associate in 1986 and he has been a Vice President of such firm since 1990. He is a general partner of American Research & Development's venture funds and a general partner of Hospitality Technology Funds, L.P.

     Donald Kimelman, 49, has served as a director of the Company since 1987. In March 1997, Mr. Kimelman became the Manager of Venture Funds of the Pew Charitable Trust. Mr. Kimelman was the Pennsylvania editor of the Philadelphia Inquirer responsible for supervising state and suburban coverage from January 1996 to March 1997. Mr. Kimelman worked for the Annapolis Evening Capital and the Baltimore Sun prior to joining the Philadelphia Inquirer. At the Inquirer, he had local, national, foreign and investigative assignments prior to becoming an editor. From 1981 to 1983, he was a national correspondent and from 1983 to 1987 he was Moscow bureau chief. Mr. Kimelman was deputy editor of the editorial page of the Philadelphia Inquirer from 1987 to 1993 and became foreign editor in August 1994.

     James J. O'Neill, 58, has served as a director of the Company since 1994. Since 1995 he has acted as a private financial consultant. From 1990 to 1995, Mr. O'Neill served as a Senior Vice President of Rothschild Inc.

     Gerald P. Rodeen, 49, has served as a director of the Company since 1986. Mr. Rodeen has been a partner of the law firm Dilks, Rodeen, Gibson & Smith Ltd. for more than five years.

     Paul Sagan, 38, has served as a director of the Company since March 1997. In December 1996, Mr. Sagan became a member of the board of VDOnet Corporation, a private company that has developed technology to allow video broadcasting and video telephony over the Internet and other computer networks. From December 1995 to December 1996, Mr. Sagan was President and Editor of New Media at Time Inc. From December 1992 until December 1995, Mr. Sagan was Managing Editor of News on Demand at Time Inc.

     Theodore Wm. Tashlik, 57, has served as a director of the Company since 1992. Mr. Tashlik has been a member of the law firm of Tashlik, Kreutzer & Goldwyn P.C., which represents the Company in certain matters, for more than five years.

DIRECTORS' FEES


     Directors do not receive any cash compensation for their services but are reimbursed for expenses incurred in attending meetings. In addition, each non-employee director is granted options annually to purchase 3,000 shares of Common Stock under the Company's 1996 Directors Stock Option Plan.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     During Fiscal Year 1996, the Board of Directors held seven meetings. In addition, there were four actions taken by unanimous written consents. Each director attended at least 75% of the aggregate of (a) the total number of meetings of the Board of Directors and (b) the committees on which the director served.

     The Board has three committees: the Audit Committee, the Stock Option Committee and the Compensation Committee.

     Audit Committee. The Audit Committee makes recommendations to the Board of Directors concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal controls. In addition, the Audit Committee meets periodically with the independent auditors and representatives of management to review accounting activities, financial control and reporting. The Audit Committee is comprised of Messrs. Harold Finelt and James J. O'Neill and held one meeting during fiscal 1996.

     Stock Option Committee. The Stock Option Committee is responsible for administering the Company's stock option plans. The Stock Option Committee is comprised of Messrs. Harold Finelt and Donald Kimelman and held five meetings during fiscal 1996.

     Compensation Committee. The Compensation Committee is responsible for establishing salaries, bonuses, and other compensation for the Company's officers. The Compensation Committee is comprised of Messrs. Harold Finelt, Donald Kimelman and Theodore Wm. Tashlik and held five meetings during fiscal 1996.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934, and the rules issued thereunder, the Company's directors and executive officers are required to file with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Copies of such reports are required to be furnished to the Company. Based solely on review of the copies of such reports furnished to the Company, or written representations that no other reports were required, the Company believes that, during 1996, all of its executive officers and directors complied with the requirements of Section 16(a).

                             ADDITIONAL INFORMATION

STOCK OWNERSHIP

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of July 8, 1997, by (i) each executive officer, identified in the Summary Compensation Table below; (ii) each director and nominee for director; (iii) all executive officers and directors as a group; and (iv) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock.

                                                   SHARES OF COMMON STOCK
                                                  BENEFICIALLY OWNED AS OF
                                                      JULY 8, 1997(1)
                                      -----------------------------------------
        EXECUTIVE OFFICERS,                 NUMBER OF                 PERCENT OF
   DIRECTORS AND 5% STOCKHOLDERS              SHARES                    CLASS
-----------------------------------   ----------------------    ---------------
New York State Business Venture
  Partnership .....................           376,851                     7.4%
  c/o Rothschild Inc.
  1251 Avenue of the Americas
  51st Floor
  New York, NY 10020
Laurence Moskowitz(2) .............           405,874                     7.8
  c/o Medialink Worldwide
  Incorporated
  708 Third Avenue
  New York, NY 10017
J. Graeme McWhirter(3) ............           113,476                     2.2
Nicholas F. Peters(4) .............            30,280                 *
Mark Manoff(5).....................            48,024                 *
Mary Buhay(6) .....................             4,880                 *
Harold Finelt(7) ..................            75,624                     1.5
Donald Kimelman(8) ................            56,400                     1.1
James J. O'Neill(6) ...............             4,800                 *
Theodore Wm. Tashlik(9) ...........            46,221                 *
David Davis(10) ...................            19,561                 *
Paul Sagan.........................             5,000                 *
Richard Frisch(11) ................            35,185                 *
Gerald Rodeen(12) .................            85,224                     1.7
All Named Executive Officers and
  Directors as a Group (13
  Persons).........................           930,882                    17.4

------------------
  * Represents less than 1% of the outstanding shares of Common Stock including shares issuable to such beneficial owner under options which are presently exercisable or will become exercisable within 60 days.
 (1) Unless otherwise indicated, each person has sole voting and investment power with respect to the shares shown as beneficially owned by such person.
 (2) Includes 50,020 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days.
 (3) Includes 42,898 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days. Also includes 11,000 shares owned by the McWhirter Family Associates LLC which may be deemed to be beneficially owned by Mr. McWhirter.
 (4) Includes 22,480 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days.
 (5) Includes 22,600 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days.

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

 (6) Represents shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days.

 (7) Includes 14,400 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days.

 (8) Includes 14,400 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days. Also includes 42,000 shares of Common Stock held by SDJ Family Trust as to which Mr. Kimelman has voting power and beneficial ownership of 33% of such shares.

 (9) Includes 14,400 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days.

(10) Includes 17,040 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days.

(11) Represents 35,185 shares of Common Stock held by Corporate TV Group, Inc. Mr. Frisch, as sole shareholder of Corporate TV Group, Inc., may be deemed to beneficially own all of such shares.

(12) Includes 14,400 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days.


                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation paid for the year ended December 31, 1996 to (i) the Chief Executive Officer and (ii) the Company's four other most highly compensated individuals who were serving as officers on December 31, 1996 and whose salary plus bonus exceeded $100,000 for the year ended December 31, 1996 (collectively, the 'Named Executive Officers').

                                                                      LONG-TERM
                                                                     COMPENSATION
                                                                        AWARDS
                                                                     ------------
                                          ANNUAL COMPENSATION         SECURITIES
                                      ---------------------------     UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION           SALARY($)(1)    BONUS($)(1)     OPTIONS(#)     COMPENSATION($)(3)
-----------------------------------   ------------    -----------    ------------    ------------------
Laurence Moskowitz ................     $143,134        $61,859         92,400             $1,644
  Chairman of the Board,
  President and Chief Executive
  Officer
J. Graeme McWhirter ...............      128,755         42,718         76,394              1,557
  Executive Vice President,
  Chief Financial Officer and
  Assistant Secretary
Nicholas F. Peters ................      107,061         36,630         39,400              1,333
  Senior Vice President/Operations
Mark Manoff .......................      107,820         39,821         39,700              1,648
  Senior Vice President/Sales
Mary Buhay ........................       64,344         95,882(2)       6,800              1,767
  Vice President of Sales/Special
  Services

------------------
(1) All figures are rounded down to the nearest whole dollar.
(2) Includes sales commission of $95,682.
(3) Represents matching contributions by the Company to the Company's 401(k) tax deferred savings plan (the '401(k) Plan') for the benefit of the executive.

OPTIONS GRANTS IN LAST FISCAL YEAR

     The following table contains information concerning stock option grants made to each of the Named Executive Officers in 1996. No stock appreciation rights were granted to these individuals during such year.


                                                                                               POTENTIAL REALIZABLE
                                                 INDIVIDUAL GRANTS(1)                            VALUE AT ASSUMED
                            ---------------------------------------------------------------      ANNUAL RATES OF
                                                    PERCENT OF                                     STOCK PRICE
                                                  TOTAL OPTIONS                                  APPRECIATION FOR
                             NUMBER OF SHARES       GRANTED TO      EXERCISE                      OPTION TERM(3)
                            UNDERLYING OPTIONS     EMPLOYEES IN     PRICE PER    EXPIRATION    --------------------
NAME                            GRANTED(#)        FISCAL YEAR(2)      SHARE         DATE        5%($)       10%($)
-------------------------   ------------------    --------------    ---------    ----------    --------    --------
Laurence Moskowitz.......         92,400               22.5%          $3.54       1/31/2006    $205,709    $521,307
J. Graeme McWhirter......         76,394               18.6            3.54       1/31/2006     170,075     431,003
Nicholas F. Peters.......         39,400                9.6            3.54       1/31/2006      87,716     222,289
Mark Manoff..............         39,700                9.7            3.54       1/31/2006      88,384     223,981
Mary Buhay...............          6,800                1.7            3.54       1/31/2006      15,139      38,365

------------------
(1) These options have a term of 10 years, subject to earlier termination upon certain events related to termination of employment and amendment or termination of the Plan. Each of these options was granted at an exercise price equal to the estimated fair market value of the underlying stock on the date of the grant, as determined by the Board of Directors. The option shares vested 20% on the date of grant and will vest 20% on each anniversary date thereafter.

(2) Based on options granted for an aggregate of 411,494 shares during the year ended December 31, 1996.

(3) The 5% and 10% assumed compounded annual rates of stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the ten-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the Named Executive Officers.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth information concerning option exercises and option holdings for the year ended December 31, 1996 with respect to each of the Named Executive Officers. No Named Executive Officers exercised any options during such year.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                  NUMBER OF SHARES                              VALUE OF UNEXERCISED

                                               UNDERLYING UNEXERCISED                         IN-THE-MONEY OPTIONS ON
                                            OPTIONS ON DECEMBER 31, 1996                      DECEMBER 31, 1996($)(1)
                                        ------------------------------------                ----------------------------
NAME                                EXERCISABLE                    UNEXERCISABLE            EXERCISABLE    UNEXERCISABLE
-------------------------   ----------------------------    ----------------------------    -----------    -------------
Laurence Moskowitz.......              31,620                          79,680                $ 198,742       $ 442,253
J. Graeme McWhirter......              27,939                          66,155                  178,043         376,508
Nicholas F. Peters.......              17,960                          35,840                  118,150         201,086
Mark Manoff..............              18,020                          36,080                  118,477         202,397
Mary Buhay...............               2,800                           7,600                   17,088          44,196

------------------
(1) There was no public trading market for the Common Stock on December 31, 1996. Accordingly, solely for purposes of this table, the values in this column have been calculated on the basis of $9.00, the initial public offering price of the Company's Common Stock, less the aggregate exercise price of the options.

EMPLOYMENT CONTRACTS

     Each of the Company's executive officers has entered into an employment agreement with the Company which commences on February 4, 1997, except for the employment agreements with Mr. David Davis and Mr. Richard Frisch which commenced on November 29, 1996 and June 16, 1997, respectively.

     The employment agreements with Messrs. Moskowitz and McWhirter provide for an initial annual base salary of not less than $150,000 and $135,000, respectively, plus a bonus to be awarded annually at the discretion of the Compensation Committee. Effective July 1, 1997, the annual base salaries of Messrs. Moskowitz and McWhirter were increased to $182,000 and $164,000, respectively. The employment agreements have a term of three years.

     The employment agreements with Messrs. Peters, Manoff and Ms. Buhay provide for initial annual base salaries of not less than $108,500, $108,500 and $80,000, respectively, plus bonuses to be awarded annually at the discretion of the Compensation Committee. Effective July 1, 1997, the annual base salaries of Messrs. Peters and Manoff were each increased to $131,000. In addition, Ms. Buhay is entitled to receive certain sales commissions. The employment agreements have a term of two years.

     The employment agreement with Mr. David Davis provides for an annual base salary of pounds 88,000 plus a bonus based upon the Company's European pre-tax profits as compared to targeted levels. The employment agreement has a term of two years.

     The employment agreement with Mr. Richard Frisch provides for an annual base salary of $250,000 plus a minimum annual bonus of $125,000, both subject to adjustment upward on an annual basis, plus additional bonuses in the event pre-tax net income goals specified in the employment agreement are reached. The employment agreement has a term of five years.


     The employment agreements entitle these executive officers to participate in the health, insurance, pension and other benefits, if any, generally provided to employees of the Company.

     The employment agreements contain covenants prohibiting the solicitation of employees and the solicitation of clients and vendors during certain periods and covenants prohibiting the improper disclosure of confidential information at any time. The employment agreements also provide that the executive officer, with certain exceptions, until two years after the termination of his or her employment with the Company, would not participate in any capacity in any business activities with respect to the production of video and audio public relations materials for distribution to news media, the distribution of public relations text, audio and video to news media and the general public via satellite, cassette, wire or other means, the maintenance of data bases of media contacts for and on behalf of clients, the analysis and written appraisal of public relations and public affairs campaigns as determined through press clipping review or electronic data base searches, and such other businesses as the Company may conduct from time to time.

     The Company may terminate the employment of the executive officers upon the death or extended disability of the executive officer or for cause (as defined). With the exception of Mr. Frisch, if the employment of an executive officer is terminated by the Company without cause, the employment agreements require the Company to continue to pay the executive officer's salary and health and insurance benefits for a period of one year after such termination in the case of Messrs. Moskowitz and McWhirter and a period of between three to six months in all other cases, or until the date the term would have expired or the commencement of employment elsewhere, if earlier. If the employment of Mr. Frisch is terminated by the Company without cause, his employment agreement requires the Company to continue to pay his salary, bonus and health and insurance benefits for a period equal to the earlier of the date Mr. Frisch commences employment elsewhere or the date the term would have expired.

CERTAIN TRANSACTIONS

     Pursuant to a consulting agreement, dated March 1, 1994, between the Company and The Davis Partnership, a partnership which is beneficially owned by Mr. Davis, The Davis Partnership served as a consultant to the Company. Mr. David Davis, on behalf of The Davis Partnership, provided services to the Company based in its London office, including planning, marketing, staffing and operations, and developing strategic partnerships in the United Kingdom and Europe. For such services, The Davis Partnership received $111,887, $93,611 and

$76,385 for the fiscal years ended December 31, 1996, 1995 and 1994, respectively. As part of the bonus under the consulting agreement, Mr. Davis received 2,521 shares of Common Stock in March 1996. The term of this Consulting Agreement was automatically renewed on January 1, 1996 for a twelve month period. The Consulting Agreement terminated on November 29, 1996 and Mr. Davis, in his individual capacity, entered into an employment agreement with the Company. The Company does not contemplate having any future relations with The Davis Partnership.


     The Company believes that material affiliated transactions between the Company and its directors, officers, principal stockholders or any affiliates thereof have been, and will be in the future, on terms no less favorable than could be obtained from unaffiliated third parties.

                 REPORT OF THE MEDIALINK WORLDWIDE INCORPORATED
                   BOARD OF DIRECTORS COMPENSATION COMMITTEE

     The Compensation Committee (the 'Committee') of the Board of Directors of the Company determines the Company's executive compensation policies. The Committee is comprised of three non-employee Directors. After evaluating the performance of the Company and its executive officers, the Committee recommends compensation programs and salary levels to the entire Board of Directors for approval. Set forth below is a report submitted by the Committee addressing the Company's compensation policies for the fiscal year ended December 31, 1996 as they affected the executive officers of the Company.

COMPENSATION PHILOSOPHY

     The goal of the Company is to be a significant provider of quality services in the markets it serves. To support this and other strategic objectives as approved by the Board of Directors and to provide adequate returns to stockholders, the Company must compete for, attract, develop, motivate and retain top quality executive management.

     In designing and administering the executive compensation program, the Committee strives to balance short and long-term incentive objectives and use prudent judgment in establishing performance criteria, evaluating performance and determining actual incentive awards. The Committee believes that stock ownership by executive officers is beneficial in aligning the common interests of management and stockholders to enhance stockholder value.

COMPONENTS OF EXECUTIVE COMPENSATION

     The three components of the Company's executive compensation program are base salary, annual bonus and stock option grants. These three elements are structured by the Committee, in conjunction with the Company's stock option committee which is comprised of two non-employee Directors, to cumulatively provide the Company's executive officers with levels of total compensation consistent with the Company's executive compensation philosophy described above.

     The Company's executive salary levels are intended to be consistent with competitive salary levels and job responsibilities of each executive. Salary increases reflect competitive and economic trends, the overall financial performance of the Company and the performance of the individual executive. Factors considered in gauging the Company's overall financial performance include the Company's revenues and profits.

RELATIONSHIP OF CORPORATION PERFORMANCE TO EXECUTIVE COMPENSATION


     The Committee takes into account the executives' performance in special projects undertaken during the past fiscal year, contribution to strategic acquisitions and development of new services, improving quality of services, marketing strategies and general performance of individual job responsibilities and other factors. In addition, in determining executive compensation the Committee also considers the contribution of each executive officer to the growth in pre-tax earnings of the Company over the last fiscal year.

     Satisfaction of certain performance criteria (including initiative, contribution to overall corporate performance and managerial ability) is evaluated after informal discussions with the other members of the Board and, for all of the executives other than Mr. Moskowitz, after discussions with Mr. Moskowitz.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     In addition to the factors mentioned above, the Committee's general approach in setting Mr. Moskowitz's annual compensation is to seek to be competitive with other companies in the Company's industry and to reward Mr. Moskowitz's strategic management abilities in directing the Company's expansion efforts and its development and exploitation of new markets, growth of its international business and new business opportunities.

                                          Compensation Committee

                                          Harold Finelt
                                          Donald Kimelman
                                          Theodore Wm. Tashlik

PERFORMANCE GRAPH

     The following graph compares the six month percentage change in the cumulative total stockholder return on the Company's Common Stock with The Nasdaq Market Index and a peer group index for the period commencing January 31, 1997 and ending June 30, 1997. The peer group consists of 326 companies engaged in the communications industry and includes Seachange International Inc., Panamsat Corp., and Picturetel Corp. The graph assumes that $100 was invested on January 31, 1997 in the Company's Common Stock and in each of the other indices and assumes reinvestment of all dividends and is weighted on a market capitalization basis.

                        COMPARE CUMULATIVE TOTAL RETURN
                    AMONG MEDIALINK WORLDWIDE INCORPORATED,
                     NASDAQ MARKET INDEX AND MG GROUP INDEX

               01/31/97  02/28/97    03/31/97   04/30/97    05/31/97   06/30/97

Medialink        100       95.06       62.96      71.60       64.20      85.19
Industry Index   100      100.26       93.26      96.36      104.73     109.62
Broad Market     100       94.58       88.47      91.34      101.60     104.70

                   Assumes $100 invested on January 31, 1997

           Assumes dividend reinvested six months ended June 30, 1997

            PROPOSAL 2: TO AMEND THE COMPANY'S AMENDED AND RESTATED
                        STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER

     At the Meeting, the stockholders will be asked to approve an amendment to the Company's Amended and Restated Stock Option Plan (the 'Plan') to increase by 500,000 the number of shares of Common Stock reserved for issuance thereunder.

     There are 670,808 shares of the Company's Common Stock reserved for issuance under the Plan, exclusive of the 500,000 shares subject to stockholder approval at the Meeting. Upon approval of the amendment, 1,170,808 shares of the Company's Common Stock will be reserved for issuance under the Plan. As of the Record Date, options to purchase an aggregate of 582,294 shares were outstanding and 7,154 shares, exclusive of the 500,000 shares subject to stockholder approval at the Meeting, were available for future grant. The purpose of the Plan is to advance the interests of the Company and its stockholders by providing officers, key management employees and other eligible participants with financial incentives tied directly to the Company's long term business objectives. The Board of Directors believes that the remaining shares available for grant under the Plan are insufficient to accomplish these purposes.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE
PLAN.

     The following summary describes the features of the Plan.

     Types of Incentive Awards. The Plan contains two optional forms of incentive awards which may be used at the sole discretion of the Stock Option Committee (the 'Committee'). Incentive awards under the Plan may take the form of stock options or stock appreciation rights ('SARs'). The stock options may be incentive stock options ('ISOs') intended to qualify for special tax treatment or non-qualified stock options ('NQSOs').

     The type of incentive award being granted, as well as the terms and conditions of the award, will be determined by the Committee at the time of grant.

     Eligibility. All officers of the Company are eligible to participate in the Plan. Also eligible to participate, if so identified by the Committee, are officers of wholly-owned subsidiaries of the Company, other key management employees of the Company or any wholly-owned subsidiary of the Company, other employees or consultants of the Company or any subsidiary or affiliate of the Company, and other persons whose participation in the Plan is deemed by the Committee to be in the best interests of the Company.

     Administration of the Plan. The Committee will determine the eligible participants who will be granted incentive awards, determine the amount and type of award, determine the terms and conditions of awards, construe and interpret the Plan, and make all other determinations with respect to the Plan, to the extent permitted by applicable law.


     Duration of the Plan. The Plan is a fifteen year program and will terminate on January 30, 2011, unless terminated sooner according to the terms of the Plan.

     Stock Option Plan. The Committee may grant ISOS, NQSOs and tandem SARs to eligible participants, subject to the terms and conditions of the Plan.

     Stock Options. ISOs allow the optionee to buy a certain number of shares of the Company's Common Stock at an option price equal to the market price at the time the option is granted. NQSOs allow the optionee to buy a certain number of shares of the Company's Common Stock at an option price equal to, more than, or less than the market price at the time the option is granted. An option may not be exercised until the right to do so has vested under a schedule approved by the Committee. The vesting schedule generally approved by the Committee provides that twenty percent of the options vest on the date of grant, forty percent of the options vest on the first anniversary of the date of grant, sixty percent of the options vest on or after the second anniversary, eighty percent of the options vest on or after the third anniversary and 100 percent on or after the fourth anniversary.

     Tandem SARS. At the discretion of the Committee, options may be granted with or without tandem SARs which permit an optionee to surrender an option or a portion thereof in exchange for a cash payment equal to the difference between the current market value of the stock and the option price. A tandem SAR is subject to the same terms and conditions as the related option, except that it may be exercised only when the market value exceeds the option price. In addition, executive officers of the Company and other participants who are subject to Section 16 of the Securities Exchange Act of 1934 may exercise SARs only during certain quarterly window periods.

     Payment for Shares Upon Exercise of Stock Options. At the time an option is exercised, shares of Common Stock may be purchased using (1) cash; (2) shares of the Company's Common Stock owned by the optionee for at least one year; (3) a 'cashless exercise' procedure (whereby a broker sells the shares or holds them as collateral for a margin loan, delivers the option price to the Company, and delivers the remaining sale or loan proceeds to the optionee); (4) any combination of the foregoing or any other method of payment which the Committee may allow; or (5) delivery of exercisable options valued at the excess of the aggregate fair market value of the Common Stock subject to such options over the aggregate exercise price of such options.

     Term of Options and Tandem SARS. The term of each ISO and related tandem SAR is ten years and the term of each NQSO and related tandem SAR is fifteen years, subject to earlier termination as described below.

     Termination of Employment or Relationship with the Company. Upon termination of the optionee's employment or relationship with the Company by reason of retirement, any unexercised options shall be cancelled and terminated immediately, except that any unexercised options which are vested may be exercised during the balance of their term or within twelve months after such retirement. If an optionee is terminated for cause or discharged, any unexercised options shall be terminated immediately. In the event of a termination by reason of death or disability, or by reason of a divestiture or change in control of the Company, special rules allow the optionee to exercise all vested and unvested options within certain time periods after termination.

     Adjustments Upon Changes in Number or Value of Shares of Common Stock. In order to prevent enlargement or dilution of rights resulting from stock dividends, stock splits, reverse stock splits, recapitalizations, mergers, consolidations, or other events that materially increase or decrease the number or value of shares of the Company's Common Stock, the Committee may adjust (1) the number of shares of Common Stock available for future grants of incentive awards under the Plan, (2) the number of shares represented by outstanding awards, and (3) the price of those shares.

     Non-Transferability of Options. Options shall not be transferable otherwise than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined under the Internal Revenue Code ('IRC'), Title I of ERISA or the rules thereunder, and, the Committee may, in its discretion, establish different terms of transferability, to the extent permitted by applicable law.

     Change in Control. Unless the Committee determines that a change in control (as defined in the Plan) is in the best interests of stockholders of the Company and will not adversely impact the recipients of incentive awards under the Plan, (1) any time periods relating to the exercise or realization of any incentive award shall be accelerated so that such award may be exercised or realized in full immediately upon the change in control, and (2) the Committee may offer recipients the option of having the Company purchase their awards for an amount of cash which could have been attained upon the exercise or realization of such awards if they had been fully exercisable or realizable, unless the Committee, in its sole discretion, determines that such change in control will not adversely impact the optionees of options and is in the best interests of stockholders of the Company.

     Amendment and Termination of the Plan and Options. The Board of Directors or the Committee may at any time suspend, terminate, modify or amend the Plan in any respect. However, stockholder approval of amendments shall be obtained in the manner and to the degree required by applicable laws or regulations. The Committee also has broad discretion to amend or modify the terms and conditions of any incentive award or cancel or annul any grant of an award, subject to certain restrictions.

     Funding. Inasmuch as the Plan is designed to encourage financial performance and to improve the value of stockholders' investment in the Company, the costs of the Plan will be funded from corporate earnings.

     Federal Income Tax Consequences. The following summary of federal income tax consequences does not purport to be a complete statement of the law in this area. Furthermore, the discussion below does not cover the tax consequences of the Plan (or the grant or exercise of options thereunder) under state and/or other local tax laws, and such tax laws may not correspond to the federal tax treatment described herein. Accordingly, individuals eligible to receive options under the Plan should consult with their personal tax advisors prior to engaging in any transactions under the Plan.

     The characterizations of income as either ordinary income or capital gain is still required by the IRC, and may have important tax consequences to participants under the Plan in some situations. Therefore, the following summary continues to characterize income from various transactions as either ordinary income or capital gain.

     Incentive Stock Options. In general, an option holder will not be treated as receiving taxable income upon either the grant or exercise of an option which qualifies as an ISO, and the option holder generally will receive capital gain or loss treatment, as the case may be, upon the sale of the shares acquired upon the exercise of an ISO, if certain conditions relating to employment requirements and holding period requirements under Section 422 of the IRC are satisfied. Under most circumstances, the shares of Common Stock acquired pursuant to the exercise of an ISO (a) must not be sold or otherwise disposed of two years from the date of the grant of such option, and (b) must be held for at least one year after the transfer of such stock to the option holder upon exercise of the option. (Neither of such holding periods apply to the disposition of shares by the option holder's estate or the option holder's heirs after death.)

     If shares acquired upon exercise of an ISO are disposed of in violation of holding period requirements described above (a 'Disqualifying Disposition'), the option holder generally will recognize ordinary income in the year of such Disqualifying Disposition in an amount equal to the difference between (a) the option exercise price, and (b) the lesser of (i) the amount realized on such disposition or (ii) the fair market value of such shares as of the date of exercise of the option under which the shares were acquired. Any gain realized on a Disqualifying Disposition in excess of such ordinary income amount generally will be treated as capital gain (short-term or long-term depending on the option holder's holding period with respect to such shares).

     In the case of ISOs, the excess of the fair market value of the stock as of the exercise date over the option exercise price is included in alternative minimum taxable income in the year of exercise, and thus may be subject to the alternative minimum tax.

     Non-Qualified Stock Options. In general, there are no tax consequences to the option holder upon the grant of a NQSO, but upon exercise the option holder generally will recognize ordinary income equal to the difference between the purchase price paid for the shares on exercise of the option and the fair market value of such shares as of the date of exercise. However, a special rule (the 'Section 16(b) Deferral Rule') applies in the case of option holders (generally officers, directors and 10% stockholders) who are subject to Section 16(b) of the Exchange Act (under which an 'insider's' profit on the purchase and sale or sale and purchase within less than six months of equity securities of the issuer may be recovered by the issuer). Under the Section 16(b) Deferral Rule, such ordinary income attributable to the exercise of a NQSO generally will not be recognized until the expiration of the period during which a sale of the stock could subject the option holder to suit under Section 16(b), with the amount of such ordinary income being measured by the fair market value of the stock at the expiration of such period (the 'Section 16(b) Expiration Date').

     The Section 16(b) Deferral Rule can be waived by an option holder if he or she makes a timely election (generally, within 30 days following exercise) under
Section 83(b) of the IRC to recognize ordinary income at the time of exercise of the NQSO.

     An option holder's tax basis in shares acquired on exercise of a NQSO generally will be equal to the exercise price paid for such shares by the option holder plus the amount of income recognized by the option holder by reason of his or her exercise of the option under the rules described above. Upon a subsequent disposition of the shares received on exercise of a NQSO, the difference between the amount realized on such disposition and the option holder's tax basis for such shares generally will be treated as a capital gain or loss, which will be short-term or long-term depending on whether the shares are held for the applicable long-term holding period following exercise of the option (currently more than one year). However, in the case of an option holder who is subject to the Section 16(b) Deferral Rule described above and who does not waive such rule by filing an election under Section 83(b) of the IRC, such option holder's capital gain holding period generally will not commence until the Section 16(b) Expiration Date.

     Tandem Stock Appreciation Rights. There will be no federal income tax consequences to either the optionee or the Company upon the grant of a tandem SAR or during the period that the unexercised right remains outstanding. Upon the exercise of a tandem SAR, the amount received will be taxable to the optionee as ordinary income and the Company will be entitled to a corresponding deduction.

     Use of Common Stock to Pay Exercise Price. Subject to the provisions of the Plan, an option holder may be permitted to use shares of the Company's Common Stock (previously acquired by the option holder) to pay the exercise price under an ISO or a NQSO. The option holder should consult with his or her personal tax advisor to review the tax consequences of delivering shares of Common Stock to exercise stock options. If an individual exercises a NQSO by delivering other shares, the individual will not recognize gain or loss with respect to the exchanged shares, even if their then fair market value is different from the individual's tax basis in such shares. The individual, however, will be taxed as described above with respect to the exercise of the NQSO as if the individual had paid the exercise price in cash, and the Company generally will be entitled to an equivalent tax deduction. Provided the individual receives a separate identifiable stock certificate therefor, the individual's tax basis in that number of shares received on such exercise, which is equal to the number of shares surrendered on such exercise, will be equal to the individual's tax basis in the shares surrendered and the individual's holding period for such number of shares received will include the individual's holding period for the shares surrendered. The individual's tax basis and holding period for the additional shares received on exercise of a NQSO paid for, in whole or in part, with shares will be the same as if the individual had exercised the NQSO solely for cash. It should be noted, however, that the use by an option holder of Common Stock acquired through the previous exercise of an ISO to pay the exercise price under another ISO will be treated as a Disqualifying Disposition of the previously acquired Common Stock if the applicable holding period requirements have not yet been satisfied with respect to such previously acquired stock. In such circumstances, the option holder will be taxed as if such previously acquired shares had been sold (in a Disqualifying Disposition) for their fair market value as of the date on which they are used to pay the exercise price under such other ISO.

     Net Exercise Procedure. Subject to the provisions of the Plan, an option holder may be permitted to exercise an ISO or a NQSO through the withholding of Common Stock issuable upon exercise with an aggregate fair market value equal to the exercise price of the option for the shares to be purchased. In general, the federal tax consequences of such net exercise procedure mirror the general rules discussed above for ISOs and NQSOs, except that the shares withheld for the exercise of an ISO will be deemed to be a Disqualifying Disposition. The option holder should consult with his or her personal tax advisor to review the tax consequences of a net exercise procedure.

     Company Deductions. In general, the Company will not be entitled to any deductions with respect to ISOs granted under the Plan. However, if an employee is required to recognize ordinary income upon a Disqualifying Disposition of stock acquired under the Plan, then the Company generally will be allowed a deduction to the extent of such ordinary income. In that regard, the Company may require any option holder disposing of stock in a Disqualifying Disposition to notify the Company of such disposition. In the case of NQSOs, the Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the option holder upon exercise of such option (or as of the Section 16(b) Expiration Date if the Section 16(b) Deferral Rule applies).

     Withholdings and Information Reports. The Company generally is required to make applicable federal payroll withholdings with respect to compensation income recognized by employees under the Plan. Such withholdings ordinarily will be accomplished by withholding the required amount from other cash compensation due from the Company to the employee, by having the employee pay to the Company the required withholding amount, or by such other permissible methods as the Company may deem appropriate. Whether or not such withholdings are required, the Company will make such information reports to the Internal Revenue Service as may be required with respect to any income (whether or not that of an employee) attributable to transactions involving the Plan.

1996 DIRECTORS STOCK OPTION PLAN

     The Company's 1996 Directors Stock Option Plan ('Directors Stock Option Plan') provides for options for a total of 180,000 shares of Common Stock authorized to be granted under the Directors Stock Option Plan. Pursuant to the Directors Stock Option Plan, the Company has granted to each non-employee director non-qualified options to purchase 2,400 shares of Common Stock for each year that such individual was a member of the Board of Directors prior to 1996; provided, however, that in no event shall the number of options granted for service prior to 1996 exceed 14,400 shares.

Through December 31, 1996 the Company has granted non-qualified options to purchase an aggregate of 62,400 shares of Common Stock to non-employee directors at an exercise price of $3.54 per share.

     The Directors Stock Option Plan provides for the automatic annual grant of options to non-employee directors and is administered by the Board of Directors. Commencing January 31, 1997, and as of each anniversary date thereafter, each non-employee director who was in office as of the effective date of the Directors Stock Option Plan will be automatically granted an option to purchase 3,000 shares of Common Stock. Each non-employee director who was not a director as of the effective date of the Directors Stock Option Plan shall be granted, as of the date of his election, options to purchase 10,000 shares of Common Stock and shall be granted as of each anniversary date thereafter, options to purchase an additional 3,000 shares of Common Stock.

     To remain eligible, a non-employee director must continue to be a member of the Board of Directors. Options granted to directors for services prior to 1996 are all vested and exercisable; each option granted thereafter is exercisable in increments of 33 1/3% per year commencing on the first anniversary date of the date of grant. The exercise price for all options may not be less than the fair market value of the Common Stock on the date of grant. Options under the Directors Stock Option Plan have a term of 15 years and may be exercised for limited periods after a person ceases to serve as a director.

401(K) PLAN

     All Company employees are eligible to participate in the 401(k) Plan and may make elective salary reduction contributions to the 401(k) Plan of up to 15% of their annual compensation, subject to a dollar limit established by law. In addition, the Company may provide, in its discretion, a matching contribution equal to a percentage of the employee's contribution. Participants are fully vested at all times in the amounts they contribute to the 401(k) Plan. Only participants who have completed a year of service during the 401(k) Plan year and are actively employed on the last day of such year are vested in the Company's matching contributions for such year. The Company's contributions are tax deductible to the Company. Benefits under the 401(k) Plan generally become payable upon retirement, death or disability.

      PROPOSAL 3: RATIFICATION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Company is asking the stockholders to ratify the appointment of KPMG Peat Marwick LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 1997.

     In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and its stockholders' best interests.

     KPMG Peat Marwick LLP has audited the Company's financial statements annually since fiscal 1987. Its representatives will be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP TO SERVE AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.

                                 OTHER BUSINESS

     The Board does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the meeting other than as set forth above. If any other matter should be presented properly, it is the intention of the persons named as proxies to vote on such matters in accordance with their judgment.

VOTING PROCEDURES

     Directors of the Company must be elected by a plurality of the vote of the shares of Common Stock present in person or represented by proxy at the Meeting. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality. Shares present at the Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee (including broker non-votes) will not be counted toward such nominee's achievement of a plurality.

     With respect to any other matter that may be submitted to the stockholders for a vote, the affirmative vote of the holders of at least a majority of the shares of Common Stock present in person or represented by proxy at the Meeting for a particular matter is required to become effective. With respect to abstentions, the shares are considered present at the Meeting for the particular matter, but since they are not affirmative votes for the particular matter, they will have the same effect as votes against the matter. With respect to broker non-votes, the shares are not considered present at the Meeting for the particular matter as to which the broker withheld authority.

                       1998 PROPOSALS FOR ANNUAL MEETING

     Proposals by stockholders which are intended to be presented at the 1998 Annual Meeting must be received by the Company at its principal executive offices on or before March 3, 1998.

ANNUAL REPORT

     The Company's Annual Report containing audited financial statements for the fiscal year ended December 31, 1996 accompanies this Proxy Statement. THE COMPANY WILL SEND TO A STOCKHOLDER, UPON REQUEST WITHOUT CHARGE, A COPY OF THE ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FOR THE YEAR ENDED DECEMBER 31, 1996, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, WHICH THE COMPANY HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE REQUEST MUST BE DIRECTED TO THE ATTENTION OF J. GRAEME MCWHIRTER, ASSISTANT SECRETARY, AT THE ADDRESS OF THE COMPANY SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT.


                                          By Order of the Board of Directors,
                                          MEDIALINK WORLDWIDE INCORPORATED


                                          J. GRAEME MCWHIRTER
                                          Assistant Secretary

Dated: July 15, 1997

                       MEDIALINK WORLDWIDE INCORPORATED

    THIS PROXY IS SOLICITED ON BEHALF OF MEDIALINK WORLDWIDE INCORPORATED
          IN CONNECTION WITH ITS 1997 ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 3, 1997

     The undersigned stockholder of Medialink Worldwide Incorporated (the "Company") hereby appoints Laurence Moskowitz and J. Graeme McWhirter or either of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock of the Company which the undersigned may be entitled to vote at the 1997 annual meeting of stockholders of the Company to be held on September 3, 1997, and at any adjournment or postponement of such meeting with all powers which the undersigned would possess if personally present, for the following purposes:

     PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY IN THE ENVELOPE PROVIDED

                       (CONTINUED ON THE REVERSE SIDE)

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                       MEDIALINK WORLDWIDE INCORPORATED

                                ANNUAL MEETING
                                      OF
                                 STOCKHOLDERS

                         WEDNESDAY--SEPTEMBER 3, 1997
                                  9:30 A.M.
                           HOTEL INTER-CONTINENTAL
                             111 EAST 48TH STREET
                              NEW YORK, NY 10017

MEDIALINK WORLDWIDE INCORPORATED RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES AND PROPOSALS LISTED BELOW

Please mark your votes as indicated in this example /X/


1. ELECTION OF NOMINEES -- To elect each of Paul Sagan and James J. O'Neill as a director of the Company to serve three-year terms until the Company's 2000 annual meeting.

FOR both nominees listed above (except as marked to the contrary)     / /

WITHHOLD AUTHORITY to vote for both nominees listed above             / /

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

------------------------------------------------


2. To amend the Company's Amended and Restated Stock Option Plan to increase by 500,000 the number of shares of Common Stock reserved for issuance thereunder.

               FOR                  AGAINST                    ABSTAIN
               / /                    / /                        / /


3. To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 1997.

               FOR                  AGAINST                    ABSTAIN
               / /                    / /                        / /


4. In their discretion upon such other matters, including withholding a quorum if necessary, as may properly come before the Meeting.


This Proxy will be voted as directed or, if no direction is given, will be voted FOR the election of the nominees and the approval of the proposals described above.

Dated:   _______________, 1997

------------------------------
          (Signature)

------------------------------
          (Signature)


------------------------------
      (Title or Capacity)

(Please sign your name or names exactly as it appears on your stock certificate(s). When signing as attorney, executor, administrator, trustee, guardian or corporate executor, please give your full title as such. For joint accounts, all co-owners should sign.)

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